UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 18, 2017

National Fuel Gas Company

(Exact Name of Registrant as Specified in Charter)

New Jersey	1-3880	13-1086010
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6363 Main Street Williamsville, New York		14221
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (716) 857-7000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.

In connection with the offering and sale of $300,000,000 aggregate principal amount of 3.95% notes due 2027 (the “Notes”), National Fuel Gas Company (the “Company”) is filing herewith the following exhibits to its Registration Statement on Form S-3 (Registration No. 333-202877):

1.	Underwriting Agreement, dated September 18, 2017, by and among the Company and Merrill Lynch, Pierce, Fenner & Smith Incorporated, U.S. Bancorp Investments, Inc. and Wells Fargo Securities, LLC, acting as representatives of several underwriters named therein.

2.	Officer’s Certificate dated September 27, 2017, establishing the terms of the Notes.

3.	Form of Note, as established by the Officer’s Certificate above.

4.	Opinion of Jones Day.

5.	Opinion of Lowenstein Sandler LLP.

6.	Ratio of Earnings to Fixed Charges.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
1.1	Underwriting Agreement, dated September 18, 2017, by and among the Company and Merrill Lynch, Pierce, Fenner & Smith Incorporated, U.S. Bancorp Investments, Inc. and Wells Fargo Securities, LLC, acting as representatives of several underwriters named therein

4.1.1	Officer’s Certificate dated September 27, 2017, establishing the terms of the Notes

4.1.2	Form of Note (included in 4.1.1 above)

5.1.1	Opinion of Jones Day

5.1.2	Opinion of Lowenstein Sandler LLP

12.1	Ratio of Earnings to Fixed Charges

23.1	Consent of Jones Day (included in Exhibit 5.1.1)

23.2	Consent of Lowenstein Sandler LLP (included in Exhibit 5.1.2)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL FUEL GAS COMPANY

By:	/s/ S. J. Mugel
S. J. Mugel
Assistant Secretary

September 27, 2017